   As filed with the Securities and Exchange Commission on December 22, 1999



                                                      Registration No. 333-91427

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            TURNSTONE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

             DELAWARE                             3669                            77-047640
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                               274 FERGUSON DRIVE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 404-0200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               RICHARD N. TINSLEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            TURNSTONE SYSTEMS, INC.
                               274 FERGUSON DRIVE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 404-0200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

             THOMAS C. DEFILIPPS, ESQ.                              JOHN L. SAVVA, ESQ.
             ROBERT F. KORNEGAY, ESQ.                               ALBERT Y. LIU, ESQ.
              TED S. HOLLIFIELD, ESQ.                               JAMES OEHLER, ESQ.
               SANDRA PAK KNOX, ESQ.                                SULLIVAN & CROMWELL
         WILSON SONSINI GOODRICH & ROSATI                         1888 CENTURY PARK EAST
             PROFESSIONAL CORPORATION                          LOS ANGELES, CALIFORNIA 90067
                650 PAGE MILL ROAD                                    (310) 712-6600
                PALO ALTO, CA 94304
                  (650) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
       TITLE OF EACH CLASS                 PROPOSED MAXIMUM                       AMOUNT OF
        OF SECURITIES TO                  AGGREGATE OFFERING                    REGISTRATION
          BE REGISTERED                        PRICE(1)                              FEE
-------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)..             $48,300,000                        $13,427(2)
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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


                                EXPLANATORY NOTE



     This Amendment No. 1 to the Form S-1 Registration Statement is being filed for the sole purpose of filing an additional exhibit.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Turnstone Systems in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee........................................  $   13,427
NASD filing fee.............................................       5,330
Nasdaq National Market listing fee..........................      22,250
Printing and engraving costs................................     300,000
Legal fees and expenses.....................................     400,000
Accounting fees and expenses................................     400,000
Blue Sky fees and expenses..................................      20,000
Transfer Agent and Registrar fees...........................      10,000
Miscellaneous expenses......................................      28,993
                                                              ----------
          Total.............................................  $1,200,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article XI of Turnstone Systems' Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of Turnstone Systems' Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of Turnstone Systems if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of Turnstone Systems, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     Turnstone Systems has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Turnstone Systems' Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since our incorporation in January 1998, we have issued unregistered securities to a limited number of persons as described below.

     None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with Turnstone Systems, to information about Turnstone Systems.

     1. In January 1998, we issued and sold 8,475,500 shares of common stock to founders at a purchase price per share of $0.001.

     2. Pursuant to our 1998 Stock Plan, from inception to September 30, 1999 we issued and sold an aggregate of 2,844,224 shares of common stock to certain employees, officers, directors and consultants.

     3. On January 12, 1998 and February 27, 1998, we issued and sold a total of 11,680,000 shares of Series A Preferred Stock to a total of 13 investors for an aggregate purchase price of $5,840,000.

     4. On June 1, 1998, in connection with a credit facility, we issued to one party a warrant to purchase 45,000 shares of our Series A Preferred Stock for an aggregate exercise price of $22,500.

     5. One July 29, 1998, in connection with certain equipment leases, we issued to one party a warrant to purchase 90,000 shares of our Series A Preferred Stock for an aggregate exercise price of $45,000.

     6. On January 12, 1999 and June 21, 1999, we issued and sold a total of 3,176,930 shares of Series B Preferred Stock to a total of 12 investors for an aggregate purchase price of $6,195,013.50.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


EXHIBIT
 NUMBER                     DESCRIPTION OF DOCUMENT
-------                     -----------------------
 1.1*     Form of Underwriting Agreement
 3.1A*    Certificate of Incorporation of Turnstone Systems currently in effect
 3.1B*    Certificate of Incorporation of Turnstone Systems to be in
          effect after the closing of the offering made under this
          Registration Statement
 3.2A*    Bylaws of Turnstone Systems currently in effect
 3.2B*    Bylaws of Turnstone Systems to be in effect after the
          closing of the offering made under this Registration
          Statement
 4.1**    Form of Common Stock certificate
 4.2*     Registration Rights Agreement, dated January 12, 1998 by and among Turnstone Systems and certain stockholders of
          Turnstone Systems named therein, as amended as of January
          12, 1999
 4.3*     Warrant to purchase shares of Series A Preferred Stock of
          Turnstone Systems issued to Silicon Valley Bank
 4.4*     Form of Founder's Restricted Stock Purchase Agreement
          entered into as of January 2, 1998 between Turnstone Systems and each of P. Kingston Duffie, M. Denise Savoie and Richard
          N. Tinsley
 5.1**    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation
10.1*     Form of Indemnification Agreement entered into by Turnstone
          Systems with each of its directors and executive officers
10.2*     1998 Stock Plan and forms of agreement thereunder
10.3*     2000 Stock Plan and forms of agreement thereunder
10.4*     2000 Employee Stock Purchase Plan and forms of agreement
          thereunder
10.5+*    Manufacturing Agreement dated as of October 16, 1998,
          between Turnstone Systems and A-Plus Manufacturing
          Corporation
10.6+***  OEM Purchase Agreement, dated effective as of September 1,
          1999, between Turnstone Systems and Lucent Technologies
          Inc., as amended as of September 28, 1999
10.7*     Sublease dated June 16, 1999, between Turnstone Systems and
          Finisar Corporation

EXHIBIT
 NUMBER                     DESCRIPTION OF DOCUMENT
-------                     -----------------------
23.1*     Consent of KPMG LLP, independent auditors
23.2**    Consent of Counsel (included in Exhibit 5.1)
24.1*     Power of Attorney (see page II-4)
27.1*     Financial Data Schedule


-------------------------

*   Previously filed.



**  To be filed by amendment.



*** Filed herewith.



+   Confidential treatment requested.


(b) FINANCIAL STATEMENT SCHEDULES

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     Turnstone Systems hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by Turnstone Systems for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Turnstone Systems pursuant to the provisions referenced in Item 14 of this registration statement or otherwise, Turnstone Systems has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Turnstone Systems of expenses incurred or paid by a director, officer, or controlling person of Turnstone Systems in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, Turnstone Systems will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Turnstone Systems hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Turnstone Systems pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California, on the 22nd day of December, 1999.


                                          TURNSTONE SYSTEMS, INC.

                                          By:    /s/ RICHARD N. TINSLEY
                                            ------------------------------------
                                                     Richard N. Tinsley
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----

               /s/ RICHARD N. TINSLEY                  President, Chief Executive   December 22, 1999
-----------------------------------------------------  Officer and Director
                 Richard N. Tinsley                    (Principal Executive
                                                       Officer)

                 *P. KINGSTON DUFFIE                   Chief Technology Officer     December 22, 1999
-----------------------------------------------------  and Director
                 P. Kingston Duffie

                /s/ M. DENISE SAVOIE                   Chief Financial Officer and  December 22, 1999
-----------------------------------------------------  Vice President, Business
                  M. Denise Savoie                     Operations (Principal
                                                       Financial and Accounting
                                                       Officer)

              *ROBERT J. FINOCCHIO, JR.                Director                     December 22, 1999
-----------------------------------------------------
              Robert J. Finocchio, Jr.

                   *JOHN K. PETERS                     Director                     December 22, 1999
-----------------------------------------------------
                   John K. Peters

                 *ANDREW W. VERHALEN                   Director                     December 22, 1999
-----------------------------------------------------
                 Andrew W. Verhalen

                  *GEOFFREY Y. YANG                    Director                     December 22, 1999
-----------------------------------------------------
                  Geoffrey Y. Yang

             *By: /s/ RICHARD N. TINSLEY
  ------------------------------------------------
                  Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT
-------                      -----------------------
 1.1*      Form of Underwriting Agreement
 3.1A*     Certificate of Incorporation of Turnstone Systems currently in effect
 3.1B*     Certificate of Incorporation of Turnstone Systems to be in
           effect after the closing of the offering made under this
           Registration Statement
 3.2A*     Bylaws of Turnstone Systems currently in effect
 3.2B*     Bylaws of Turnstone Systems to be in effect after the
           closing of the offering made under this Registration
           Statement
 4.1**     Form of Common Stock certificate
 4.2*      Registration Rights Agreement, dated January 12, 1998 by and among Turnstone Systems and certain stockholders of
           Turnstone Systems named therein, as amended as of January
           12, 1999
 4.3*      Warrant to purchase shares of Series A Preferred Stock of
           Turnstone Systems issued to Silicon Valley Bank
 4.4*      Form of Founder's Restricted Stock Purchase Agreement
           entered into as of January 2, 1998 between Turnstone Systems and each of P. Kingston Duffie, M. Denise Savoie and Richard
           N. Tinsley
 5.1**     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation
10.1*      Form of Indemnification Agreement entered into by Turnstone
           Systems with each of its directors and executive officers
10.2*      1998 Stock Plan and forms of agreement thereunder
10.3*      2000 Stock Plan and forms of agreement thereunder
10.4*      2000 Employee Stock Purchase Plan and forms of agreement
           thereunder
10.5+*     Manufacturing Agreement dated as of October 16, 1998,
           between Turnstone Systems and A-Plus Manufacturing
           Corporation
10.6+***   OEM Purchase Agreement, dated effective as of September 1,
           1999, between Turnstone Systems and Lucent Technologies
           Inc., as amended as of September 28, 1999
10.7*      Sublease dated June 16, 1999, between Turnstone Systems and
           Finisar Corporation
23.1*      Consent of KPMG, LLP, independent auditors
23.2**     Consent of Counsel (included in Exhibit 5.1)
24.1*      Power of Attorney (see page II-4)
27.1*      Financial Data Schedule


-------------------------

*   Previously filed.



**  To be filed by amendment.



*** Filed herewith.



+   Confidential treatment requested.